Exhibit 5.1 and 23.1




                          [Williams Mullen Letterhead]



                                  June __, 2002



The Board of Directors
New Peoples Bankshares, Inc.
2 Gent Drive
Honaker, Virginia  24260

Ladies and Gentlemen:

         This letter is in reference to the Registration Statement on Form S-1, as amended (the "Registration Statement"), filed by New Peoples Bankshares, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") for the registration under the Securities Act of 1933, as amended (the "Act"), of 1,200,000 shares of the Company's common stock, par value $2.00 per share ("Common Stock"), which shares are proposed to be offered to the Company's existing shareholders and, in Tennessee, Virginia and West Virginia, to the public by the Company (the "Offering").

         We have examined such corporate proceedings, records and documents as we considered necessary for the purposes of this opinion.

         The opinion expressed herein is limited in all respects to the application of the law of the Commonwealth of Virginia.

         Based on the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that the aforementioned shares of Common Stock, when issued against payment therefor pursuant to the Offering, will be validly issued, fully paid and non-assessable under the laws of the Commonwealth of Virginia.

         Our opinion is expressed as of the date that shares of Common Stock are issued pursuant to the Offering against payment therefor, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and

Board of Directors
New Peoples Bankshares, Inc.
June __, 2002
Page 2



to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                        Very truly yours,

                                        WILLIAMS, MULLEN, CLARK & DOBBINS, P.C.


                                        By:
                                           ------------------------------------
                                                     A Shareholder